Exhibit 23.2

                       Consent of Independent Accountants

      We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of American International Petroleum Corporation of our report dated April 9, 1996 appearing on page F-1 of the Annual Report on Form 10- K for the year ended December 31, 1995.


/S/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Houston, Texas
August 19, 1997


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